UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K
_______________
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 16, 2012
Date of Report (Date of earliest event reported)
______________

BB&T Corporation
(Exact name of registrant as specified in its charter)
_____________

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant’s telephone number, including area code)

_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

BB&T Corporation (“BB&T”) has submitted redemption notices to the institutional or property trustee, as the case may be, for each trust listed below, which will result in the redemption of the trust preferred securities identified in the table below on the redemption date specified. Each series of trust preferred securities was assumed by BB&T in connection with its acquisition of BankAtlantic from BankAtlantic Bancorp, Inc., which was completed on July 31, 2012. Each series is callable on the redemption date specified at the option of BB&T. The redemptions will be funded by general corporate reserves.

Trust	Security	Principal Amount	CUSIP	Redemption Date	Trustee
BBC Capital	Floating Rate	$25,000,000	0552779A7	September 26,	U.S. Bank National
Statutory Trust III	Capital Securities			2012	Association

BBC Capital	Floating Rate	$25,000,000	05527A9Z5	September 26,	U.S. Bank National
Statutory Trust IV	Capital Securities			2012	Association

BBC Capital	Floating Rate	$10,000,000	05529AAA6	September 30,	The Bank of New
Trust V	Preferred			2012	York Mellon
	Securities

BBC Capital	Floating Rate	$15,000,000	05527GAA5	September 30,	The Bank of New
Trust VI	Preferred			2012	York Mellon
	Securities

BBC Capital	Floating Rate	$25,000,000	05527G9Z2	September 26,	U.S. Bank National
Statutory Trust	Capital Securities			2012	Association
VII

BBC Capital	Fixed/Floating	$50,000,000	0660599Z1	September 26,	U.S. Bank National
Statutory Trust X	Rate Capital			2012	Association
	Securities

BBX Capital	TP Securities	$25,000,000	05530TAA2	September 15,	U.S. Bank National
Trust 2007 I(a)				2012	Association

The trust preferred securities will be redeemed at a price equal to the liquidation amount of $1,000 per trust preferred security, plus all accrued and unpaid distributions to the redemption date.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell
Name:	Cynthia B. Powell
Title:	Executive Vice President and Corporate
Controller (Principal Accounting Officer)

Date: August 16, 2012